Exhibit 99.1

ACTIVISION BLIZZARD ANNOUNCES FIRST-QUARTER 2018 FINANCIAL RESULTS

Record First-Quarter Revenues, Net BookingsA, and EPS

Record First-Quarter Digital, Mobile, and In-Game Revenues and Net BookingsA

Record First-Quarter Operating Cash Flow of $529 Million, up 29% Year-over-Year

Company Increases CY 2018 Revenues and EPS Outlook

Santa Monica, CA – May 3, 2018 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced first-quarter 2018 results.

“Activision Blizzard had another strong quarter, growing year-over-year, setting top and bottom line records, and over-performing guidance. Our continued ability to set new records speaks to the quality of our teams and the breadth and enduring nature of our portfolio of franchises against the backdrop of a large and growing interactive market,” said Bobby Kotick, Chief Executive Officer of Activision Blizzard. “As we look ahead, our innovative core gaming pipeline, as well as initiatives like mobile, esports, and advertising, will continue to drive growth for our business.”

Financial Metrics:

	First Quarter

		Prior
(in millions, except EPS)	2018	Outlook*	2017

GAAP Net Revenues	$1,965	$1,820	$1,726
Impact of GAAP deferralsB	$(581)	$(540)	$(530)

GAAP EPS	$0.65	$0.47	$0.56
Non-GAAP EPS	$0.78	$0.65	$0.72
Impact of GAAP deferralsB	$(0.40)	$(0.34)	$(0.41)

  * Prior outlook was provided by the company on February 8, 2018 in its earnings release.

For the quarter ended March 31, 2018, Activision Blizzard’s net revenues presented in accordance with GAAP were a Q1 record $1.97 billion, as compared with $1.73 billion for the first quarter of 2017. GAAP net revenues from digital channels were an all-time quarterly record $1.46 billion. GAAP operating margin was 30%. GAAP earnings per share were an all-time quarterly record $0.65, as compared with $0.56 for the first quarter of 2017.

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Activision Blizzard Announces Q1 2018 Financial Results

For the quarter ended March 31, 2018, on a non-GAAP basis, Activision Blizzard’s operating margin was 39% and earnings per diluted share were an all-time quarterly record $0.78, as compared with $0.72 for the first quarter of 2017.

For the quarter ended March 31, 2018, operating cash flow was a Q1 record $529 million, up 29% year-over-year.

Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

Operating Metric:

Net bookingsA is an operating metric that is defined as the net amount of products and services sold digitally or sold-in physically in the period, and includes license fees, merchandise, and publisher incentives, among others, and is equal to net revenues excluding the impact from deferrals.

For the quarter ended March 31, 2018, Activision Blizzard’s net bookingsA were a Q1 record $1.38 billion, as compared with $1.20 billion for the first quarter of 2017. Net bookingsA from digital channels were a Q1 record $1.20 billion, as compared with $1.07 billion for the first quarter of 2017.

Selected Business Highlights:

Activision Blizzard’s record first-quarter results demonstrate our ability to deliver strong results, even in quarters without large content releases, illustrating the enduring nature of our franchises and our shift to a games-as-a-service model.

Audience Reach

•                 Activision Blizzard had 374 million Monthly Active Users (MAUs)C in the quarter.

•                 King had 285 million MAUsC. King’s engagement remained strong with daily time spent per user at record levels.

•                 Activision had 51 million MAUsC. Call of Duty® grew its audience year-over-year with players engaging across the franchise including with Call of Duty: WWII.

•                 Blizzard had 38 million MAUsC. World of Warcraft® over-performed versus the prior expansion at this point in time, with higher engagement sequentially and strong community participation with in-game purchases. Preorders for the upcoming expansion, Battle for Azeroth™, are ahead of plan. Hearthstone® continues to reach and engage its large global audience through multiple efforts including a new promotional bundle, expansion, and player-versus-environment mode, Monster Hunts, which has had strong engagement. Overwatch® continues to add new players, and engagement remains strong, with the most recent seasonal event, Retribution, having a higher participation rate than any prior event.

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Activision Blizzard Announces Q1 2018 Financial Results

Deep Engagement

•                 The Overwatch League™ launched its inaugural regular season in January and continues to have strong viewership globally, reaching millions each week, with the playoffs still to come this summer. This has led to increased engagement for the franchise overall, with combined hours spent playing and watching Overwatch increasing sequentially. The Overwatch League and its partners also introduced new engagement programs, which deliver enhanced viewing experiences.

•                 The Call of Duty World League completed stage one in mid-April and continues to have strong viewership, with cumulative hours watched doubling year-over-year.

Player Investment

•                 Activision Blizzard delivered a first-quarter record of approximately $1 billion of in-game net bookingsA.

•                 King’s mobile business had the highest quarterly net bookingsA in its history. Total net bookingsA were up 3% quarter-over-quarter and up 13% year-over-year and reached their highest level since Q1 2015, just after Candy Crush Soda SagaTM was released. This quarter, King had two of the top-10 highest-grossing titles in the U.S. mobile app stores for the eighteenth quarter in a row, with Candy Crush Saga™ and Candy Crush Soda Saga at #1 and #2 for the second quarter in a row, respectively.1

•                 King continues to make progress in ramping its advertising business, with industry-leading viewability, completion, and ad-recall rates2. King continues to attract new advertisers and has repeat advertisers across multiple industries.

•                 Activision’s Call of Duty grew in-game net bookingsA year-over-year, with WWII’s first quarter second only to that of Black Ops III.

Company Outlook:

•                  Based on the strength of our Q1 beat and confidence in our franchises and pipeline, we’re modestly raising our full year outlook.

•                  As we previously shared, we expect revenues and operating income for 2018 to be more influenced by the last six months of our operating results than 2017.

(in millions, except EPS)	GAAP Outlook	Non-GAAP Outlook	Impact of GAAP deferralsB

CY 2018
Net Revenues	$7,355	$7,355	$120
EPS	$1.79	$2.46	$0.05
Fully Diluted Shares	775	775
Q2 2018
Net Revenues	$1,555	$1,555	$(205)
EPS	$0.26	$0.46	$(0.15)
Fully Diluted Shares	771	771

Net bookingsA (operating metric) is expected to be $7.48 billion for 2018 and $1.35 billion for the second quarter of 2018.

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Activision Blizzard Announces Q1 2018 Financial Results

Currency Assumptions for 2018 Outlook:

•                 $1.21 USD/Euro for current outlook (vs. average of $1.12 for 2017 and $1.11 for 2016); and

•                 $1.39 USD/British Pound Sterling for current outlook (vs. average of $1.30 for 2017 and $1.36 for 2016).

•                 Note: Our financial guidance includes the forecasted impact of our FX hedging program.

Capital Allocation:

The Board of Directors declared a cash dividend of $0.34 per common share to be paid on May 9, 2018 to shareholders of record at the close of business on March 30, 2018, which represents a 13% increase from 2017. Additionally, the Board of Directors authorized a debt paydown of as much as $1.8 billion during 2018.

Conference Call:

Today at 4:30 p.m. EDT, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the quarter ended March 31, 2018 and management’s outlook for the remainder of the calendar year. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 866-548-4713 in the U.S. with passcode 2838651.

About Activision Blizzard:

Activision Blizzard, Inc., a member of the Fortune 500 and S&P 500, is the world’s most successful standalone interactive entertainment company. We delight hundreds of millions of monthly active users around the world through franchises including Activision’s Call of Duty®, Destiny, and Skylanders®, Blizzard Entertainment’s World of Warcraft®, Overwatch®, Hearthstone®, Diablo®, StarCraft®, and Heroes of the Storm®, and King’s Candy Crush™,  Bubble Witch™, and Farm Heroes™. The company is one of the Fortune “100 Best Companies To Work For®.” Headquartered in Santa Monica, California, Activision Blizzard has operations throughout the world, and its games are played in 196 countries. More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

1 U.S. ranking for Apple App Store and Google Play Store combined, per App Annie Intelligence for first quarter of 2018.

2 Based on MOAT and Millward Brown.

A Net bookings is an operating metric that is defined as the net amount of products and services sold digitally or sold-in physically in the period, and includes license fees, merchandise, and publisher incentives, among others, and is equal to net revenues excluding the impact from deferrals.

B Net effect of accounting treatment from revenue deferrals on certain of our online-enabled products. Since certain of our games are hosted online or include significant online functionality that represents a separate performance obligation, we defer the transaction price allocable to the online functionality from the sale of these games and recognize the attributable revenues over the relevant estimated service periods, which are generally less than a year. The related cost of revenues is deferred and recognized as an expense as the related revenues are recognized. Impact from changes in deferrals refers to the net effect from revenue deferrals accounting treatment for the purposes of revenues, along with, for the purposes of EPS, the related cost of revenues deferrals treatment and the related tax impacts. Internally, management excludes the impact of this change in deferred revenues and related cost of revenues when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers. In addition, management believes excluding the change in deferred revenues and the related cost of revenues provides a much more timely indication of trends in our operating results.

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Activision Blizzard Announces Q1 2018 Financial Results

C Monthly Active User (“MAU”) Definition: We monitor MAUs as a key measure of the overall size of our user base. MAUs are the number of individuals who accessed a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing that total by the number of months in the period. An individual who accesses two of our games would be counted as two users. In addition, due to technical limitations, for Activision and King, an individual who accesses the same game on two platforms or devices in the relevant period would be counted as two users. For Blizzard, an individual who accesses the same game on two platforms or devices in the relevant period would generally be counted as a single user.

Non-GAAP Financial Measures: As a supplement to our financial measures presented in accordance with Generally Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net income (loss), earnings (loss) per share, and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. When relevant, the company also provides constant FX information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. In addition, Activision Blizzard provides EBITDA (defined as GAAP net income (loss) before interest (income) expense, income taxes, depreciation, and amortization) and adjusted EBITDA (defined as non-GAAP operating margin (see non-GAAP financial measure below) before depreciation).  The non-GAAP financial measures exclude the following items, as applicable in any given reporting period and our outlook:

•                  expenses related to stock-based compensation;

•                  the amortization of intangibles from purchase price accounting;

•                  fees and other expenses related to the King acquisition, inclusive of related debt financings, and refinancing of long-term debt, including penalties and the write off of unamortized discount and deferred financing costs;

•                  restructuring charges;

•                  other non-cash charges from reclassification of certain cumulative translation adjustments into earnings as required by GAAP;

•                  the income tax adjustments associated with any of the above items (tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results); and

•                  significant discrete tax-related items, including amounts related to changes in tax laws (including the Tax Cuts and Jobs Act enacted in December 2017), amounts related to the potential or final resolution of tax positions, and other unusual or unique tax-related items and activities.

In the future, Activision Blizzard may also consider whether other items should also be excluded in calculating the non-GAAP financial measures used by the company. Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance. In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results, or future outlook. Additionally, we consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Internally, management uses these non-GAAP financial measures, along with others, in assessing the company’s operating results, and measuring compliance with the requirements of the company’s debt financing agreements, as well as in planning and forecasting.

5

Activision Blizzard Announces Q1 2018 Financial Results

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net income, non-GAAP earnings per share, non-GAAP operating margin, and non-GAAP or adjusted EBITDA do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

Cautionary Note Regarding Forward-looking Statements: The statements contained herein that are not historical facts are forward-looking statements, including, but not limited to, statements about: (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow or other financial items; (2) statements of our plans and objectives, including those related to releases of products and services; (3) statements of future financial or operating performance, including the impact of tax items thereon; and (4) statements of assumptions underlying such statements. The company generally uses words such as “outlook,” “forecast,” “will,” “could,” “should,” “would,” “to be,” “plan,” “plans,” “believes,” “may,” “might,” “expects,” “intends,” “intends as,” “anticipates,” “estimate,” “future,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming,” and other similar expressions to help identify forward-looking statements. Forward-looking statements are subject to business and economic risks, reflect management’s current expectations, estimates, and projections about our business, and are inherently uncertain and difficult to predict.

The company cautions that a number of important factors could cause Activision Blizzard’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements. Such factors include, but are not limited to: sales levels of Activision Blizzard’s titles, products, and services; concentration of revenue among a small number of titles; Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres and modes, and preferences among platforms; the continued growth in the scope and complexity of our business, including the diversion of management time and attention to issues relating to the operations of our acquired or newly started businesses and the potential impact of our expansion into new businesses on our existing businesses; the amount of our debt and the limitations imposed by the covenants in the agreements governing our debt; counterparty risks relating to customers, licensees, licensors, and manufacturers; maintenance of relationships with key personnel, customers, financing providers, licensees, licensors, manufacturers, vendors, and third-party developers, including the ability to attract, retain, and motivate key personnel and developers that can create high-quality titles, products, and services; changing business models within the video game industry, including digital delivery of content and the increased prevalence of free-to-play games; product delays or defects; competition, including from other forms of entertainment; rapid changes in technology and industry standards; possible declines in software pricing; product returns and price protection; the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion; the seasonal and cyclical nature of the interactive entertainment market; the outcome of current or future tax disputes; litigation risks and associated costs; protection of proprietary rights; potential data breaches and other cybersecurity risks; shifts in consumer spending trends; capital market risks; the impact of applicable laws, rules, and regulations, including changes in those laws, rules, and regulations; domestic and international economic, financial, and political conditions and policies; tax rates and foreign exchange rates; the impact of the current macroeconomic environment; and the other factors identified in “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017.

The forward-looking statements in this press release are based on information available to the company at this time and we assume no obligation to update any such forward-looking statements. Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and may cause actual results to differ materially from current expectations.

Activision Blizzard, Inc.

Investors and Analysts:

ir@activisionblizzard.com

or

Press:

pr@activisionblizzard.com

###

(Tables to Follow)

6

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (Amounts in millions, except per share data)

	Three Months Ended March 31,
	2018 [1]	2017
Net revenues
Product sales	$720	$509
Subscription, licensing, and other revenues [2]	1,245	1,217
Total net revenues	1,965	1,726

Costs and expenses
Cost of revenues—product sales:
Product costs	162	143
Software royalties, amortization, and intellectual property licenses	146	88
Cost of revenues—subscription, licensing, and other:
Game operations and distribution costs	270	232
Software royalties, amortization, and intellectual property licenses	84	122
Product development	259	225
Sales and marketing	251	246
General and administrative	198	177
Total costs and expenses	1,370	1,233

Operating income	595	493
Interest and other expense (income), net	28	40
Income before income tax expense	567	453

Income tax expense	67	27

Net income	$500	$426

Basic earnings per common share	$0.66	$0.57
Weighted average common shares outstanding	759	749

Diluted earnings per common share	$0.65	$0.56
Weighted average common shares outstanding assuming dilution	770	761

1                    We adopted a new revenue accounting standard in the first quarter of 2018. The impacts of the new revenue accounting standard are reflected in our financial information as of and for the three months ended March 31, 2018. Prior period results have not been restated to reflect this change in accounting standards. Refer to our Form 10-Q for the first quarter of 2018 for additional information.

2                    Subscription, licensing, and other revenues represent revenues from World of Warcraft subscriptions, licensing royalties from our products and franchises, downloadable content, microtransactions, and other miscellaneous revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (Amounts in millions)

	March 31, 2018 [1]	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$5,217	$4,713
Accounts receivable, net	431	918
Inventories, net	42	46
Software development	298	367
Other current assets	422	476
Total current assets	6,410	6,520
Software development	92	86
Property and equipment, net	286	294
Deferred income taxes, net	400	459
Other assets	458	440
Intangible assets, net	987	1,106
Goodwill	9,764	9,763
Total assets	$18,397	$18,668

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$172	$323
Deferred revenues	1,204	1,929
Accrued expenses and other liabilities	1,551	1,411
Total current liabilities	2,927	3,663
Long-term debt, net	4,392	4,390
Deferred income taxes, net	16	21
Other liabilities	1,243	1,132
Total liabilities	8,578	9,206

Shareholders’ equity
Common stock	—	—
Additional paid-in capital	10,786	10,747
Treasury stock	(5,563)	(5,563)
Retained earnings	5,245	4,916
Accumulated other comprehensive loss	(649)	(638)
Total shareholders’ equity	9,819	9,462
Total liabilities and shareholders’ equity	$18,397	$18,668

1                    We adopted a new revenue accounting standard in the first quarter of 2018. The impacts of the new revenue accounting standard are reflected in our financial information as of and for the three months ended March 31, 2018. Prior period results have not been restated to reflect this change in accounting standards. Refer to our Form 10-Q for the first quarter of 2018 for additional information.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES (Amounts in millions, except per share data)

Three Months Ended March 31, 2018	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$1,965	$162	$146	$270	$84	$259	$251	$198	$1,370
Share-based compensation[1]	—	—	(4)	—	—	(15)	(4)	(30)	(53)
Amortization of intangible assets[2]	—	—	—	—	(73)	—	(44)	(2)	(119)
Non-GAAP Measurement	$1,965	$162	$142	$270	$11	$244	$203	$166	$1,198

Net effect of deferred revenues and related cost of revenues[3]	$(581)	$(75)	$(120)	$(5)	$(8)	$—	$—	$—	$(208)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$595	$500	$0.66	$0.65
Share-based compensation[1]	53	53	0.07	0.07
Amortization of intangible assets[2]	119	119	0.16	0.15
Income tax impacts from items above[4]	—	(68)	(0.09)	(0.09)
Non-GAAP Measurement	$767	$604	$0.80	$0.78

Net effect of deferred revenues and related cost of revenues[3]	$(373)	$(309)	$(0.41)	$(0.40)

1                    Includes expenses related to share-based compensation.

2                    Reflects amortization of intangible assets from purchase price accounting.

3                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

4                    Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES (Amounts in millions, except per share data)

Three Months Ended March 31, 2017	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$1,726	$143	$88	$232	$122	$225	$246	$177	$1,233
Share-based compensation[1]	—	—	(4)	—	—	(12)	(4)	(13)	(33)
Amortization of intangible assets[2]	—	—	—	—	(111)	—	(77)	(2)	(190)
Fees and other expenses related to the King Acquisition[3]	—	—	—	—	—	—	—	(4)	(4)
Restructuring costs[4]	—	—	—	—	—	—	—	(11)	(11)
Other non-cash charges[5]	—	—	—	—	—	—	—	(16)	(16)
Non-GAAP Measurement	$1,726	$143	$84	$232	$11	$213	$165	$131	$979

Net effect of deferred revenues and related cost of revenues[6]	$(530)	$(58)	$(68)	$(4)	$(4)	$—	$—	$—	$(134)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$493	$426	$0.57	$0.56
Share-based compensation[1]	33	33	0.04	0.04
Amortization of intangible assets[2]	190	190	0.25	0.25
Fees and other expenses related to the King Acquisition[3]	4	9	0.01	0.01
Restructuring costs[4]	11	11	0.01	0.01
Other non-cash charges[5]	16	16	0.02	0.02
Income tax impacts from items above[7]	—	(139)	(0.18)	(0.18)
Non-GAAP Measurement	$747	$546	$0.73	$0.72

Net effect of deferred revenues and related cost of revenues[6]	$(396)	$(310)	$(0.41)	$(0.41)

1                    Includes expenses related to share-based compensation.

2                    Reflects amortization of intangible assets from purchase price accounting.

3                    Reflects fees and other expenses related to the acquisition of King Digital Entertainment (“King Acquisition”), inclusive of related debt financings and integration costs.

4                    Reflects restructuring charges, primarily severance costs.

5                    Reflects a non-cash accounting charge to reclassify certain cumulative translation (gains) losses into earnings due to the substantial liquidation of certain of our foreign entities.

6                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

7                    Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES OPERATING SEGMENTS INFORMATION For the Three Months Ended March 31, 2018 and 2017 (Amounts in millions)

Three Months Ended:	March 31, 2018				$ Increase / (Decrease)
	Activision	Blizzard	King	Total	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$312	$479	$534	$1,325	$97	$36	$60	$193
Intersegment net revenues[1]	—	1	—	1	—	1	—	1
Segment net revenues	$312	$480	$534	$1,326	$97	$37	$60	$194

Segment operating income	$92	$122	$191	$405	$68	$(37)	$25	$56

Operating Margin				30.5%

	March 31, 2017
	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$215	$443	$474	$1,132
Intersegment net revenues[1]	—	—	—	—
Segment net revenues	$215	$443	$474	$1,132

Segment operating income	$24	$159	$166	$349

Operating Margin				30.8%

1                    Intersegment revenues reflect licensing and service fees charged between segments.

Our operating segments are consistent with the manner in which our operations are reviewed and managed by our Chief Executive Officer, who is our chief operating decision maker (“CODM”). The CODM reviews segment performance exclusive of: the impact of the change in deferred revenues and related cost of revenues with respect to certain of our online-enabled games; share-based compensation expense; amortization of intangible assets as a result of purchase price accounting; fees and other expenses (including legal fees, costs, expenses and accruals) related to acquisitions, associated integration activities, and financings; certain restructuring costs; and other non-cash charges. See the following page for the reconciliation tables of segment revenues and operating income to consolidated net revenues and consolidated operating income.

Our operating segments are also consistent with our internal organization structure, the way we assess operating performance and allocate resources, and the availability of separate financial information. Due to change in our internal organization and reporting structure and how we manage the business, commencing with the second quarter of 2017, our Major League Gaming business, which was previously included in non reportable segments, is now included in the Blizzard segment.  We have also revised prior periods to reflect this change. We do not aggregate operating segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES OPERATING SEGMENTS INFORMATION For the Three Months Ended March 31, 2018 and 2017 (Amounts in millions)

	Three Months Ended March 31,
	2018	2017
Reconciliation to consolidated net revenues:
Segment net revenues	$1,326	$1,132
Revenues from non-reportable segments[1]	59	64
Net effect from recognition (deferral) of deferred net revenues[2]	581	530
Elimination of intersegment revenues[3]	(1)	—
Consolidated net revenues	$1,965	$1,726

Reconciliation to consolidated income before income tax expense:
Segment operating income	$405	$349
Operating income from non-reportable segments[1]	(11)	2
Net effect from recognition (deferral) of deferred net revenues and related cost of revenues[2]	373	396
Share-based compensation expense	(53)	(33)
Amortization of intangible assets	(119)	(190)
Fees and other expenses related to the King Acquisition[4]	—	(4)
Restructuring costs[5]	—	(11)
Other non-cash charges[6]	—	(16)
Consolidated operating income	595	493
Interest and other expense (income), net	28	40
Consolidated income before income tax expense	$567	$453

1                    Includes other income and expenses from operating segments managed outside the reportable segments, including our studios and distribution businesses. Also includes unallocated corporate income and expenses.

2                    Reflects the net effect from (deferral) of revenues and recognition of deferred revenues, along with related cost of revenues, on certain of our online enabled products.

3                    Intersegment revenues reflect licensing and service fees charged between segments.

4                    Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

5                    Reflects restructuring charges, primarily severance costs.

6                    Reflects a non-cash accounting charge to reclassify certain cumulative translation gains (losses) into earnings due to the substantial liquidation of certain of our foreign entities.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY DISTRIBUTION CHANNEL

For the Three Months Ended March 31, 2018 and 2017

(Amounts in millions)

	Three Months Ended
	March 31, 2018		March 31, 2017		$ Increase	% Increase
	Amount[1]	% of Total[2]	Amount	% of Total[2]	(Decrease)	(Decrease)
Net Revenues by Distribution Channel
Digital online channels[3]	$1,463	74%	$1,386	80%	$77	6%
Retail channels	409	21	270	16	139	51
Other[4]	93	5	70	4	23	33
Total consolidated net revenues	$1,965	100%	$1,726	100%	$239	14

Change in deferred revenues[5]
Digital online channels[3]	$(258)		$(320)
Retail channels	(330)		(206)
Other[4]	7		(4)
Total changes in deferred revenues	$(581)		$(530)

1                    We adopted a new revenue accounting standard in the first quarter of 2018. The impacts of the new revenue accounting standard are reflected in our financial information as of and for the three months ended March 31, 2018. Prior period results have not been restated to reflect this change in accounting standards. Refer to our Form 10-Q for the first quarter of 2018 for additional information.

2                    The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

3                    Net revenues from Digital online channels represent revenues from digitally-distributed subscriptions, downloadable content, microtransactions, and products, as well as licensing royalties.

4                    Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming and the Overwatch League.

5                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY DISTRIBUTION CHANNEL - SUPPLEMENTAL INFORMATION

For the Three Months Ended March 31, 2018

(Amounts in millions)

As a result of our adoption of the new revenue accounting standard, net revenues by distribution channel for the three months ended March 31, 2018, includes a reconciliation to our segment revenues as disclosed for each of our reportable segments. Net revenues by distribution channel were as follows:

	Three Months Ended March 31, 2018
	Activision	Blizzard	King	Non- reportable segments	Elimination of intersegment revenues[4]	Total
Net Revenues by Distribution Channel:
Digital online channels[1]	$476	$455	$533	$—	$(1)	$1,463
Retail channels	396	13	—	—	—	409
Other[2]	—	40	—	53	—	93
Total consolidated net revenues	$872	$508	$533	$53	$(1)	$1,965

Change in deferred revenues[3]:
Digital online channels[1]	$(232)	$(27)	$1	$—	$—	$(258)
Retail channels	(328)	(2)	—	—	—	(330)
Other[2]	—	1	—	6	—	7
Total change in deferred revenues	$(560)	$(28)	$1	$6	$—	$(581)

Segment net revenues:
Digital online channels[1]	$244	$428	$534	$—	$(1)	$1,205
Retail channels	68	11	—	—	—	79
Other[2]	—	41	—	59	—	100
Total segment net revenues	$312	$480	$534	$59	$(1)	$1,384

1                    Net revenues from Digital online channels represent revenues from digitally-distributed subscriptions, downloadable content, microtransactions, and products, as well as licensing royalties.

2                    Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming and the Overwatch League.

3                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

4                    Intersegment revenues reflect licensing and service fees charged between segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY PLATFORM

For the Three Months Ended March 31, 2018 and 2017

(Amounts in millions)

	Three Months Ended
	March 31, 2018		March 31, 2017		$ Increase	% Increase
	Amount[1]	% of Total[2]	Amount	% of Total[2]	(Decrease)	(Decrease)
Net Revenues by Platform
Console	$817	42%	$615	36%	$202	33%
PC	519	26	566	33	(47)	(8)
Mobile and ancillary[3]	536	27	475	28	61	13
Other[4]	93	5	70	4	23	33
Total consolidated net revenues	$1,965	100%	$1,726	100%	$239	14

Change in deferred revenues[5]
Console	$(510)		$(375)
PC	(69)		(147)
Mobile and ancillary[3]	(9)		(4)
Other[4]	7		(4)
Total changes in deferred revenues	$(581)		$(530)

1                    We adopted a new revenue accounting standard in the first quarter of 2018. The impacts of the new revenue accounting standard are reflected in our financial information as of and for the three months ended March 31, 2018. Prior period results have not been restated to reflect this change in accounting standards. Refer to our Form 10-Q for the first quarter of 2018 for additional information.

2                    The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

3                    Net revenues from Mobile and ancillary include revenues from mobile devices, as well as non-platform specific game related revenues, such as standalone sales of physical merchandise and accessories.

4                    Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming and the Overwatch League.

5                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY PLATFORM - SUPPLEMENTAL INFORMATION

For the Three Months Ended March 31, 2018

(Amounts in millions)

As a result of our adoption of the new revenue accounting standard, net revenues by platform for the three months ended March 31, 2018, includes a reconciliation to our segment revenues as disclosed for each of our reportable segments. Net revenues by platform were as follows:

	Three Months Ended March 31, 2018
	Activision	Blizzard	King	Non- reportable segments	Elimination of intersegment revenues[4]	Total
Net Revenues by Platform:
Console	$769	$48	$—	$—	$—	$817
PC	99	378	43	—	(1)	519
Mobile and ancillary[1]	4	42	490	—	—	536
Other[2]	—	40	—	53	—	93
Total consolidated net revenues	$872	$508	$533	$53	$(1)	$1,965

Change in deferred revenues[3]:
Console	$(491)	$(19)	$—	$—	$—	$(510)
PC	(69)	—	—	—	—	(69)
Mobile and ancillary[1]	—	(10)	1	—	—	(9)
Other[2]	—	1	—	6	—	7
Total change in deferred revenues	$(560)	$(28)	$1	$6	$—	$(581)

Segment net revenues:
Console	$278	$29	$—	$—	$—	$307
PC	30	378	43	—	(1)	450
Mobile and ancillary[1]	4	32	491	—	—	527
Other[2]	—	41	—	59	—	100
Total segment net revenues	$312	$480	$534	$59	$(1)	$1,384

1                    Net revenues from Mobile and ancillary include revenues from mobile devices, as well as non-platform specific game related revenues, such as standalone sales of physical merchandise and accessories.

2                    Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming and the Overwatch League.

3                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

4                    Intersegment revenues reflect licensing and service fees charged between segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY GEOGRAPHIC REGION

For the Three Months Ended March 31, 2018 and 2017

(Amounts in millions)

	Three Months Ended
	March 31, 2018		March 31, 2017		$ Increase	% Increase
	Amount[1]	% of Total[2]	Amount	% of Total[2]	(Decrease)	(Decrease)
Net Revenues by Geographic Region
Americas	$1,065	54%	$929	54%	$136	15%
EMEA[3]	687	35	554	32	133	24
Asia Pacific	213	11	243	14	(30)	(12)
Total consolidated net revenues	$1,965	100%	$1,726	100%	$239	14

Change in deferred revenues[4]
Americas	$(333)		$(309)
EMEA[3]	(200)		(162)
Asia Pacific	(48)		(59)
Total changes in deferred revenues	$(581)		$(530)

1                    We adopted a new revenue accounting standard in the first quarter of 2018. The impacts of the new revenue accounting standard are reflected in our financial information as of and for the three months ended March 31, 2018. Prior period results have not been restated to reflect this change in accounting standards. Refer to our Form 10-Q for the first quarter of 2018 for additional information.

2                    The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

3                    Consists of the Europe, Middle East, and Africa geographic regions.

4                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY GEOGRAPHIC REGION - SUPPLEMENTAL INFORMATION

For the Three Months Ended March 31, 2018

(Amounts in millions)

As a result of our adoption of the new revenue accounting standard, net revenues by geographic region for the three months ended March 31, 2018, includes a reconciliation to our segment revenues as disclosed for each of our reportable segments. Net revenues by geographic region were as follows:

	Three Months Ended March 31, 2018
	Activision	Blizzard	King	Non- reportable segments	Elimination of intersegment revenues[3]	Total
Net Revenues by Geographic Region:
Americas	$510	$234	$322	$—	$(1)	$1,065
EMEA[1]	305	169	160	53	—	687
Asia Pacific	57	105	51	—	—	213
Total consolidated net revenues	$872	$508	$533	$53	$(1)	$1,965

Change in deferred revenues[2]:
Americas	$(328)	$(6)	$1	$—	$—	$(333)
EMEA[1]	(198)	(8)	—	6	—	(200)
Asia Pacific	(34)	(14)	—	—	—	(48)
Total change in deferred revenues	$(560)	$(28)	$1	$6	$—	$(581)

Segment net revenues:
Americas	$182	$228	$323	$—	$(1)	$732
EMEA[1]	107	161	160	59	—	487
Asia Pacific	23	91	51	—	—	165
Total segment net revenues	$312	$480	$534	$59	$(1)	$1,384

1                    Consists of the Europe, Middle East, and Africa geographic regions.

2                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

3                    Intersegment revenues reflect licensing and service fees charged between segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

EBITDA and ADJUSTED EBITDA

For the Trailing Twelve Months Ended March 31, 2018

(Amounts in millions)

					Trailing Twelve Months Ended
	June 30, 2017	September 30, 2017	December 31, 2017	March 31, 2018 [1]	March 31, 2018

GAAP Net Income (Loss)	$243	$188	$(584)	$500	$347
Interest and other expense (income), net	34	37	36	28	135
Loss on extinguishment of debt	12	—	—	—	12
Provision for income taxes[2]	50	32	769	67	918
Depreciation and amortization	226	220	219	155	820
EBITDA	565	477	440	750	2,232

Share-based compensation expense[3]	39	47	58	53	197
Fees and other expenses related to the King Acquisition[4]	5	3	3	—	11
Restructuring costs[5]	—	—	5	—	5
Other non-cash charges[6]	(1)	(1)	—	—	(2)
Discrete tax-related items[7]	—	—	39	—	39
Adjusted EBITDA	$608	$526	$545	$803	$2,482

Change in deferred net revenues and related cost of revenues[8]	$(105)	$132	$441	$(373)	$95

1                    We adopted a new revenue accounting standard in the first quarter of 2018. The impacts of the new revenue accounting standard are reflected in our financial information as of and for the three months ended March 31, 2018. Prior period results have not been restated to reflect this change in accounting standards. Refer to our Form 10-Q for the first quarter of 2018 for additional information.

2                    Provision for income taxes for the three months ended December 31, 2017 also includes an impact from significant discrete tax-related items, including amounts related to changes in tax laws (including a reasonable estimate of the impact of the Tax Cuts and Jobs Act enacted in December 2017, as provided for in accordance with Securities and Exchange Commission guidance), amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities.

3                    Includes expenses related to share-based compensation.

4                    Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

5                    Reflects restructuring charges, primarily severance costs.

6                    Reflects a non-cash accounting charge to reclassify certain cumulative translation (gains) losses into earnings due to the substantial liquidation of certain of our foreign entities.

7                    Reflects the impact of other unusual or unique tax-related items and activities.

8                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SUPPLEMENTAL CASH FLOW INFORMATION

(Amounts in millions)

	Three Months Ended					Year over Year % Increase (Decrease)
	March 31,	June 30,	September 30,	December 31,	March 31,
	2017	2017	2017	2017	2018
Cash Flow Data
Operating Cash Flow	$411	$265	$379	$1,158	$529	29%
Capital Expenditures	21	31	34	69	31	48
Non-GAAP Free Cash Flow[1]	390	234	345	1,089	498	28

Operating Cash Flow - TTM[2]	2,229	1,991	1,914	2,213	2,331	5
Capital Expenditures - TTM[2]	130	117	123	155	165	27
Non-GAAP Free Cash Flow - TTM[2]	$2,099	$1,874	$1,791	$2,058	$2,166	3%

1 Non-GAAP free cash flow represents operating cash flow minus capital expenditures.

2 TTM represents trailing twelve months.  Operating Cash Flow for the three months ended June 30, 2016, three months ended September 30, 2016, and three months ended December 31, 2016, were $503 million, $456 million, and $859 million, respectively.  Capital Expenditures for the three months ended June 30, 2016, three months ended September 30, 2016, and three months ended December 31, 2016, were $44 million, $28 million, and $37 million, respectively.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

Outlook for the Three Months Ending June 30, 2018 and Year Ending December 31, 2018

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

	Outlook for the	Outlook for the
	Three Months Ending	Year Ending
	June 30, 2018	December 31, 2018

Net Revenues[1]	$1,555	$7,355
Change in deferred revenues[2]	$(205)	$120

Earnings Per Diluted Share (GAAP)	$0.26	$1.79
Excluding the impact of:
Share-based compensation[3]	0.08	0.33
Amortization of intangible assets[4]	0.11	0.48
Loss on extinguishment of debt[5]	0.05	0.05
Income tax impacts from items above[6]	(0.04)	(0.20)
Earnings Per Diluted Share (Non-GAAP)	$0.46	$2.46

Net effect of deferred net revenues and related cost of revenues on Earnings Per Diluted Share[7]	$(0.15)	$0.05

1                    Net Revenues represents the revenue outlook for both GAAP and Non-GAAP as they are measured the same.

2                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

3                    Reflects expenses related to share-based compensation.

4                    Reflects amortization of intangible assets from purchase price accounting, including intangible assets from the King Acquisition.

5                    Reflects losses to be recognized from early extinguishment of debt.

6                    Reflects the income tax impacts associated with the above items. Due to the inherent uncertainties in share price and option exercise behavior, we do not generally forecast excess tax benefits or tax shortfalls.

7                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effect of taxes.

The per share adjustments and the GAAP and Non-GAAP earnings per share information are presented as calculated. Therefore, the sum of these measures, as presented, may differ due to the impact of rounding.